FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER AND ANNUAL RESULTS

Q4 EPS up 9.1% to $1.56
Affirms 2015 financial guidance range

MELVILLE, N.Y. – February 11, 2015 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record financial results for the fourth quarter.
For the quarter ended December 27, 2014, net sales were $2.7 billion, an increase of 7.0% compared with the fourth quarter of 2013.  This consisted of 9.9% growth in local currencies and a 2.9% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.9% and acquisition growth was 5.0% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the fourth quarter of 2014 was $133.0 million or $1.56 per diluted share, an increase of 7.0% and 9.1%, respectively, compared with the fourth quarter of 2013.
“We closed out 2014 with strong fourth quarter financial results that once again included market share gains in each of our four business groups.  The global markets we serve remain generally healthy, highlighted by continued strong patient traffic in North America, and we are particularly pleased with the solid internal sales growth in local currencies in our international businesses,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “We also achieved EPS growth for the year of 10% and are affirming our guidance for 2015 diluted EPS.  I am also pleased to mention that for the first time we exceeded the $10 billion sales mark on an annual basis.”
Dental sales of $1.4 billion increased 3.9%, consisting of 7.5% growth in local currencies and a 3.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 2.3% and acquisition growth was 5.2%.  The 2.3% internal growth in local currencies included 1.9% growth in North America and 2.9% growth internationally.

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“In North America, internal consumable merchandise sales growth in local currencies remained strong at nearly 5%.  Equipment sales declined in North America, which we believe was substantially due to the late reinstatement of tax incentives for our U.S. customers in 2014,” commented Mr. Bergman.  “Our International Dental growth was solid for both consumable merchandise and equipment, with internal growth bolstered by strategic acquisitions made earlier in the year.”
Animal Health sales of $731.6 million increased 12.3%, consisting of 15.9% growth in local currencies and a 3.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 7.8% and acquisition growth was 8.1%.  The 7.8% internal growth in local currencies included 6.9% growth in North America and 8.6% growth internationally.
“Growth in our Animal Health group featured double-digit gains in local currencies in North America and internationally, with international internal sales growth in local currencies at a multi-year high,” commented Mr. Bergman.  “We recently expanded our animal health equipment capabilities in North America and Europe with the addition of scil animal care.  The scil animal care professionals will enhance our Animal Health equipment sales and support capabilities, representing our key supplier partners and introducing veterinarians to important diagnostic options. This will significantly expand our diagnostics product category and gain market share for our animal health diagnostics partners.”
Medical sales of $461.7 million increased 9.4%, consisting of 9.9% growth in local currencies and a 0.5% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 9.4% and acquisition growth was 0.5%.
“Quarterly Medical sales growth accelerated compared with the third quarter and was at a multi-year high as we made continued progress with large group practices and integrated delivery networks,” remarked Mr. Bergman.  “During the quarter we announced a strategic agreement with Cardinal Health to provide office-based medical practices with one of the most comprehensive service and product offerings.  We expect to complete the integration of this business in the second quarter and, until that transition is complete, we will record agency revenue. Our fourth quarter results included a month and a half of this agency revenue.”
Technology and Value-Added Services sales of $91.3 million increased 3.3%, including 4.4% growth in local currencies and a 1.1% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 1.5% and acquisition growth was 2.9%.
“We are delighted to report that our internal international Technology and Value-Added Services sales in local currencies grew by double digits for the eighth consecutive quarter.  We believe that equipment financing as well as software sales in North America were also negatively impacted by the late reinstatement of tax incentives in the U.S. in 2014,” commented Mr. Bergman.

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Stock Repurchase Plan
The Company announced that it repurchased approximately 595,000 shares of its common stock during the fourth quarter at an average price of $124.00 per share, or approximately $73.7 million.  The impact of the repurchase of shares on fourth quarter diluted EPS was immaterial.  At the close of the fourth quarter, Henry Schein had approximately $300 million authorized for future repurchases of its common stock, as a result of a $300 million increase to the share repurchase plan authorized by the Company’s Board of Directors in early December 2014.

Full Year Results
Henry Schein reports full year results including the following highlights:

•
Net sales for 2014 were $10.4 billion, an increase of 8.5% compared with 2013.  This consisted of 8.6% growth in local currencies and a 0.1% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.6% and acquisition growth was 4.0%.

•	2014 was the first year the Company’s annual sales exceeded the $10 billion mark.
•
Net income attributable to Henry Schein, Inc. for 2014 was $466.1 million or $5.44 per diluted share, an increase of 7.5% and 9.9%, respectively, compared with adjusted net income for 2013 excluding the net impact of certain one-time items (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

•	The Company’s reported diluted EPS for the year of $5.44 exceeded the top of the EPS guidance range established in November 2013 by $0.05.
•	The Company achieved operating cash flow of $592.5 million and free cash flow of $510.4 million, both well in excess of net income.

2015 EPS Guidance
Henry Schein today affirms 2015 financial guidance, as follows:

•	For 2015 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $5.90 to $6.00, which represents growth of 8% to 10% compared with 2014.
•
This 2015 guidance excludes restructuring costs of approximately $0.29 to $0.33 per diluted share related to a previously announced corporate initiative to rationalize the Company’s operations and provide significant expense efficiencies.

•
Guidance for 2015 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

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Fourth Quarter Conference Call Webcast
The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs more than 17,500 Team Schein Members and serves more than 1 million customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 100,000 branded products and Henry Schein private-brand products in stock, as well as more than 150,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 28 countries.  The Company's sales reached a record $10.4 billion in 2014, and have grown at a compound annual rate of approximately 16% since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein website at www.henryschein.com.

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Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macroeconomic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from challenges associated with the emergence of potential increased competition by third party online commerce sites; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 27,	December 28,	December 27,	December 28,
	2014	2013	2014	2013
	(unaudited)	(unaudited)

Net sales	$2,702,096	$2,526,370	$10,371,390	$9,560,647
Cost of sales	1,937,632	1,826,850	7,460,075	6,904,633
Gross profit	764,464	699,520	2,911,315	2,656,014
Operating expenses:
Selling, general and administrative	561,522	512,637	2,196,173	1,978,960
Operating income	202,942	186,883	715,142	677,054
Other income (expense):
Interest income	3,332	3,109	13,655	12,853
Interest expense	(6,849)	(4,870)	(24,057)	(27,538)
Other, net	444	1,466	4,572	2,325
Income before taxes and equity in earnings
of affiliates	199,869	186,588	709,312	664,694
Income taxes	(59,363)	(55,604)	(215,610)	(190,891)
Equity in earnings of affiliates	3,449	3,985	11,734	10,194
Loss on sale of equity investment	-	-	-	(12,535)
Net income	143,955	134,969	505,436	471,462
Less: Net income attributable to noncontrolling interests	(10,989)	(10,701)	(39,359)	(39,908)
Net income attributable to Henry Schein, Inc.	$132,966	$124,268	$466,077	$431,554

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.59	$1.46	$5.53	$5.02
Diluted	$1.56	$1.43	$5.44	$4.93

Weighted-average common shares outstanding:
Basic	83,558	85,072	84,265	85,926
Diluted	85,027	86,816	85,740	87,622

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 27,	December 28,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$89,474	$188,616
Accounts receivable, net of reserves of $80,671 and $78,298	1,127,517	1,055,216
Inventories, net	1,327,796	1,250,403
Deferred income taxes	56,591	63,865
Prepaid expenses and other	311,788	276,565
Total current assets	2,913,166	2,834,665
Property and equipment, net	311,496	275,888
Goodwill	1,884,123	1,635,005
Other intangibles, net	643,736	417,133
Investments and other	386,286	461,945
Total assets	$6,138,807	$5,624,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$860,996	$824,495
Bank credit lines	182,899	29,508
Current maturities of long-term debt	5,815	5,441
Accrued expenses:
Payroll and related	237,511	216,629
Taxes	151,162	145,161
Other	341,728	329,429
Total current liabilities	1,780,111	1,550,663
Long-term debt	542,776	450,233
Deferred income taxes	253,118	198,674
Other liabilities	181,830	139,526
Total liabilities	2,757,835	2,339,096

Redeemable noncontrolling interests	564,527	497,539
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
84,008,537 outstanding on December 27, 2014 and
85,622,452 outstanding on December 28, 2013	840	856
Additional paid-in capital	265,363	318,225
Retained earnings	2,642,523	2,398,267
Accumulated other comprehensive income (loss)	(95,132)	67,849
Total Henry Schein, Inc. stockholders' equity	2,813,594	2,785,197
Noncontrolling interests	2,851	2,804
Total stockholders' equity	2,816,445	2,788,001
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,138,807	$5,624,636

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 27,	December 28,	December 27,	December 28,
	2014	2013	2014	2013
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$143,955	$134,969	$505,436	$471,462
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	39,570	31,954	152,238	128,035
Accelerated amortization of deferred financing costs	-	-	-	6,203
Loss on sale of equity investment	-	-	-	12,535
Stock-based compensation expense	12,624	10,832	45,876	35,527
Provision for losses on trade and other
accounts receivable	1,930	1,712	4,619	5,189
Provision for (benefit from) deferred income taxes	7,539	1,285	4,699	(11,514)
Equity in earnings of affiliates	(3,449)	(3,985)	(11,734)	(10,194)
Distributions from equity affiliates	5,423	7,243	15,727	16,529
Changes in unrecognized tax benefits	8,584	3,391	22,597	10,500
Other	(4,888)	3,243	3,303	10,290
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	26,897	48,341	(81,441)	(45,110)
Inventories	(74,346)	(124,964)	(71,899)	(48,087)
Other current assets	1,521	4,624	(40,407)	15,747
Accounts payable and accrued expenses	108,659	155,983	43,490	67,063
Net cash provided by operating activities	274,019	274,628	592,504	664,175

Cash flows from investing activities:
Purchases of fixed assets	(21,334)	(21,482)	(82,116)	(60,215)
Payments related to equity investments and business
acquisitions, net of cash acquired	(60,173)	(147,849)	(424,283)	(182,363)
Payments related to sale of equity investment	-	-	-	(13,364)
Proceeds from maturities of available-for-sale securities	1,250	-	3,250	-
Other	(2,822)	(3,516)	(13,490)	(10,663)
Net cash used in investing activities	(83,079)	(172,847)	(516,639)	(266,605)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(5,643)	13,725	152,641	2,175
Proceeds from issuance of long-term debt	-	-	314,787	678,781
Debt issuance costs	(125)	(45)	(687)	(1,372)
Principal borrowings (payments) for long-term debt	(92,363)	63,886	(228,407)	(729,977)
Proceeds from issuance of stock upon exercise
of stock options	7,376	12,917	31,491	35,553
Payments for repurchases of common stock	(73,707)	(73,773)	(299,989)	(300,251)
Excess tax benefits related to stock-based
compensation	511	1,645	5,886	8,141
Distributions to noncontrolling shareholders	(2,186)	(1,175)	(24,986)	(19,224)
Acquisitions of noncontrolling interests in
subsidiaries	-	(3,914)	(105,383)	(9,800)
Net cash provided by (used in) financing activities	(166,137)	13,266	(154,647)	(335,974)

Effect of exchange rate changes on cash and
cash equivalents	(11,871)	3,654	(20,360)	4,940
Net change in cash and cash equivalents	12,932	118,701	(99,142)	66,536
Cash and cash equivalents, beginning of period	76,542	69,915	188,616	122,080
Cash and cash equivalents, end of period	$89,474	$188,616	$89,474	$188,616

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2014 Fourth Quarter
Sales Summary
(in thousands)
(unaudited)

Q4 2014 over Q4 2013

Global	Q4 2014	Q4 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,417,454	$1,364,395	3.9%	-3.6%	7.5%	5.2%	2.3%

Animal Health	731,623	651,733	12.3%	-3.6%	15.9%	8.1%	7.8%

Medical	461,712	421,885	9.4%	-0.5%	9.9%	0.5%	9.4%

Total Health Care Distribution	2,610,789	2,438,013	7.1%	-3.0%	10.1%	5.1%	5.0%

Technology and value-added services	91,307	88,357	3.3%	-1.1%	4.4%	2.9%	1.5%

Total Global	$2,702,096	$2,526,370	7.0%	-2.9%	9.9%	5.0%	4.9%

North America	Q4 2014	Q4 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$869,091	$819,884	6.0%	-0.8%	6.8%	4.9%	1.9%

Animal Health	355,641	301,258	18.1%	0.0%	18.1%	11.2%	6.9%

Medical	440,579	400,776	9.9%	0.0%	9.9%	0.4%	9.5%

Total Health Care Distribution	1,665,311	1,521,918	9.4%	-0.4%	9.8%	4.9%	4.9%

Technology and value-added services	75,529	76,217	-0.9%	-0.2%	-0.7%	0.0%	-0.7%

Total North America	$1,740,840	$1,598,135	8.9%	-0.4%	9.3%	4.7%	4.6%

International	Q4 2014	Q4 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$548,363	$544,511	0.7%	-7.8%	8.5%	5.6%	2.9%

Animal Health	375,982	350,475	7.3%	-6.8%	14.1%	5.5%	8.6%

Medical	21,133	21,109	0.1%	-8.3%	8.4%	0.0%	8.4%

Total Health Care Distribution	945,478	916,095	3.2%	-7.4%	10.6%	5.4%	5.2%

Technology and value-added services	15,778	12,140	30.0%	-6.2%	36.2%	21.2%	15.0%

Total International	$961,256	$928,235	3.6%	-7.3%	10.9%	5.6%	5.3%

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Exhibit A - YTD Sales

Henry Schein, Inc.
Full Year 2014
Sales Summary
(in thousands)
(unaudited)

Full Year 2014 over Full Year 2013

Global	Full Year 2014	Full Year 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$5,381,215	$4,997,972	7.7%	-0.5%	8.2%	4.9%	3.3%

Animal Health	2,898,612	2,599,461	11.5%	0.3%	11.2%	4.9%	6.3%

Medical	1,742,685	1,643,167	6.1%	0.1%	6.0%	0.1%	5.9%

Total Health Care Distribution	10,022,512	9,240,600	8.5%	-0.1%	8.6%	4.0%	4.6%

Technology and value-added services	348,878	320,047	9.0%	0.2%	8.8%	3.1%	5.7%

Total Global	$10,371,390	$9,560,647	8.5%	-0.1%	8.6%	4.0%	4.6%

North America	Full Year 2014	Full Year 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$3,289,043	$3,047,504	7.9%	-0.7%	8.6%	4.8%	3.8%

Animal Health	1,381,291	1,239,013	11.5%	0.0%	11.5%	5.2%	6.3%

Medical	1,657,821	1,562,031	6.1%	0.0%	6.1%	0.1%	6.0%

Total Health Care Distribution	6,328,155	5,848,548	8.2%	-0.4%	8.6%	3.7%	4.9%

Technology and value-added services	286,022	274,689	4.1%	-0.3%	4.4%	0.1%	4.3%

Total North America	$6,614,177	$6,123,237	8.0%	-0.4%	8.4%	3.5%	4.9%

International	Full Year 2014	Full Year 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,092,172	$1,950,468	7.3%	-0.2%	7.5%	5.0%	2.5%

Animal Health	1,517,321	1,360,448	11.5%	0.6%	10.9%	4.6%	6.3%

Medical	84,864	81,136	4.6%	0.7%	3.9%	0.0%	3.9%

Total Health Care Distribution	3,694,357	3,392,052	8.9%	0.1%	8.8%	4.7%	4.1%

Technology and value-added services	62,856	45,358	38.6%	3.1%	35.5%	21.2%	14.3%

Total International	$3,757,213	$3,437,410	9.3%	0.2%	9.1%	4.9%	4.2%

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Exhibit B

Henry Schein, Inc.
2014 Fourth Quarter and Full Year 2014
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			Full Year
			%			%
	2014	2013	Growth	2014	2013	Growth
Net Income attributable to Henry Schein, Inc.	$132,966	$124,268	7.0%	$466,077	$431,554	8.0%
Diluted EPS attributable to Henry Schein, Inc.	$1.56	$1.43	9.1%	$5.44	$4.93	10.3%

Non-GAAP Adjustments (after-tax)
Foreign tax benefit (1)	$-	$-		$-	$(13,398)
Loss on sale of equity investment (2)	-	-		-	12,535
Accelerated amortization of deferred financing costs (3)	$-	$-		$-	$2,679
Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$-	$-		$-	$1,816
Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$-	$-		$-	$0.02

Non-GAAP Net Income attributable to
Henry Schein, Inc.	$132,966	$124,268	7.0%	$466,077	$433,370	7.5%
Non-GAAP diluted EPS attributable to
Henry Schein, Inc.	$1.56	$1.43	9.1%	$5.44	$4.95	9.9%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

(1)	Represents tax benefit related to expected utilization of tax loss carryforwards outside the U.S.

(2)	Represents loss on divestiture of a noncontrolling interest in a dental wholesale distributor in the Middle East. There was no tax benefit related to this loss.

(3)	Represents non-cash, one-time expenses related to the debt refinancing of Henry Schein Animal Health.

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